AMENDMENT NO. 3

TO

COLOMBIAN PARTICIPATION AGREEMENT

BY AND AMONG

GRAN TIERRA ENERGY COLOMBIA LTD.,

GRAN TIERRA ENERGY INC.

AND

CROSBY CAPITAL, LLC

DATED

AS OF DECEMBER 31, 2008

AMENDMENT NO. 3

TO

COLOMBIAN PARTICIPATION AGREEMENT

This Amendment No. 3 to Colombian Participation Agreement (this “Amendment”) is effective as of December 31, 2008 by and among Gran Tierra Energy Colombia Ltd., (the “Partnership”), a Utah partnership (formerly known as Argosy Energy International, a Utah limited partnership (“Argosy”)), Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), and Crosby Capital, LLC, a Texas limited liability company (“Crosby”).  The Partnership, Gran Tierra and Crosby are each individually referred to herein as a “Party,” and collectively as the “Parties.”  All capitalized terms not otherwise defined here in shall be given the meaning assigned to such terms in that certain Colombian Participation Agreement, dated as of June 22, 2006, by and among Argosy, Gran Tierra, and Crosby (the “Original Participation Agreement”), as amended by Amendment No. 1 dated as of November 1, 2006 (“Amendment No. 1”) and Amendment No. 2 dated as of July 3, 2008 (“Amendment No. 2”).

Recitals

Whereas, the Parties executed the Original Participation Agreement, Amendment No. 1 and Amendment No. 2 and  such Original Participation Agreement, as amended by Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the “Agreement”;

Whereas, Gran Tierra is engaged in a corporate restructuring described on Exhibit A hereto (the “Corporate Restructuring”) which requires the consent of Crosby under the Agreement;

Whereas, in connection with the proposed Corporate Restructuring, the Parties desire to further amend the Agreement to confirm their rights and obligations thereunder subsequent to the proposed Corporate Restructuring;

Whereas, Crosby desires to provide its consent to the Corporate Restructuring, which consent shall become effective in accordance with the provisions of this Amendment No. 3;

Whereas, pursuant to Section 13.4 of the Agreement, no modification or waiver of any provision of the Agreement shall be effective unless set forth in writing signed by the Parties; and

Whereas, effective as of December 18, 2008, the general partner of the Partnership as of such date, Argosy Energy Corp., a Delaware corporation, converted into a Delaware limited liability company, Argosy Energy, LLC.

Agreement

Now, Therefore, in consideration of the covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           A new Section 1.63 shall be added to the Agreement as follows:

1.63  “Indirect Subsequent Partnership Sale” has the meaning set forth in Section 8.2.

2.           A new subsection 1.64 shall be added as follows:

1.64  “Parent” shall mean any entity that (i) owns directly or indirectly 51% or more of the outstanding equity securities of Gran Tierra, or (ii) possesses directly or indirectly the right to elect a majority of the board of directors of Gran Tierra, or (iii) which acquires all or substantially all the assets of Gran Tierra.

3.           A new subsection 7.7 shall be added as follows:

7.7  Basic Financial Information and Reporting.

7.7.1    During the term of this Agreement, Gran Tierra will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with U.S. GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under U.S. GAAP  consistently applied.

7.7.2    During the term of this Agreement, if each of Gran Tierra and its Parent (if any) ceases to be a reporting issuer under Section 12 of the Securities Exchange Act of 1934, as amended, and to the extent requested by Crosby, as soon as practicable after the end of each fiscal year of Gran Tierra and its Parent (if any), and in any event within one hundred eighty (180) days thereafter, Gran Tierra will furnish such Investor a balance sheet of Gran Tierra, as at the end of such fiscal year, and a statement of income and a statement of cash flows of Gran Tierra, for such year, all prepared in accordance with U.S. GAAP consistently applied,  and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

7.7.3    During the term of this Agreement, if each of Gran Tierra and its Parent (if any) ceases to be a reporting issuer under Section 12 of the Securities Exchange Act of 1934, as amended, and to the extent requested by Crosby, Gran Tierra will furnish Crosby, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Gran Tierra, and in any event within sixty (60) days thereafter, a balance sheet of Gran Tierra as of the end of each such quarterly period, and a statement of income and a statement of cash flows of Gran Tierra for such period and for the current fiscal year to date, prepared in accordance with U.S. GAAP consistently applied , with the exception that notes need not be attached to such quarterly statements and year-end audit adjustments need not be made.

7.7.4    Commencing after January 1, 2009, if, during the term of this Agreement,  the Partnership becomes an obligor or guarantor under any bank financing or other credit facility or Partnership interests or assets are pledged as security for any obligations under a bank financing or other credit facility, then Gran Tierra or the Partnership shall promptly provide to Crosby copies of all such fully executed credit and financing agreements and any related security documents.

4.           Section 6.2.1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b)         Term: The Initial Letter of Credit shall remain outstanding for a period of five years from date of Closing. Such period is referred to herein as the “Initial Term.”

5.           Section 6.3.2 shall be amended to add at the end of the existing text,  a new subsection 6.3.2(d) providing as follows:

(d) and absence of any borrowings under any bank financing or other credit facility with respect to which the Partnership is an obligor or guarantor, or with respect to which any Partnership interests or assets have been pledged as security for obligations thereunder.

6.           A new subsection 6.8 shall be added as follows:

6.8  Performance by Affiliates.  Notwithstanding anything to the contrary provided herein, Gran Tierra shall be permitted to cause any of its affiliates to perform the obligations of Gran Tierra under this Section 6, including without limitation, procuring and delivering Initial Letters of Credit and Letters of Credit.

7.           Section 8.2 of the Agreement shall be deleted in its entirety and replaced with the following:

8.2.  Subsequent Sale of the Partnership or its Successors.  Notwithstanding anything to the contrary contained in this Agreement, (i) Gran Tierra and its Affiliates may assign, sell, transfer or otherwise dispose of any ownership interest in the Partnership (a “Subsequent Partnership Sale”) or of any interest in a subsidiary of Gran Tierra that owns, directly or indirectly, an ownership interest in the Partnership (an “Indirect Subsequent Partnership Sale”), to a Person that is not an Affiliate of Gran Tierra without the consent of Crosby provided that Crosby receives prior written notice of any such non Affiliate transaction and further provided that the non-Affiliate transferee executes a counterpart to this Agreement and thereby agrees to be bound by the terms hereof, including without limitation the provisions of Section 6, and (ii) Gran Tierra and its Affiliates may consummate a Subsequent Partnership Sale or an Indirect Subsequent Partnership Sale by, among and between Affiliates of Gran Tierra without Crosby’s consent and without an agreement by such Affiliate transferee to execute a counterpart to this Agreement or to be bound by the terms hereof provided that Gran Tierra and the Partnership shall continue to be bound by this Agreement and Gran Tierra shall provide Crosby with written notice of any such Subsequent Partnership Sale or Indirect Subsequent Partnership Sale reasonably promptly following the consummation thereof.

8.           References to the “Agreement” in the Original Participation Agreement shall be deemed to include the Original Participation Agreement, as amended by Amendment No. 1, Amendment No. 2 and this Amendment.  Except as expressly modified or otherwise as set forth therein or herein, the terms and conditions of the Original Participation Agreement remain in full force and effect.

9.           This Amendment does not alter or amend the Fifth Amended Extension Agreement dated November 12, 2008 between the Parties.  Moreover, the Parties do not waive any of their rights pursuant to the Agreement or the Fifth Amended Extension Agreement.

10.         Crosby hereby consents to the Corporate Restructuring.

11.         Each Party shall be responsible for and pay all of its own costs and expenses incurred at any time in connection with this Amendment.

12.         This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

13.         A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties to this Amendment, and an executed copy of this Amendment may be delivered by one or more parties to this Amendment by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party to this Amendment, all parties to this Amendment agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction of this Amendment.

14.           By their respective signatures below, each Party represents and warrants to the others, that it has full power and authority to execute and deliver this Amendment, that all requisite internal approvals, including approval by the board of directors or other managerial authority has been properly obtained, and that this Amendment shall constitute the legal, valid and binding obligation of such Party enforceable in accordance with its terms, except to the extent such enforcement may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally.

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In Witness Whereof, each of the undersigned has caused this Amendment No. 3 to be executed as of the date first written above.

Gran Tierra Energy Colombia Ltd.
By: Argosy Energy, LLC (f/k/a Argosy Energy Corp.), its General Partner

By:	Gran Tierra Energy Cayman Islands II, Inc., its Manager

	By:	/s/ Dana Coffield
Name: Dana Coffield
Title: President

Gran Tierra Energy Inc.

By:	/s/ Dana Coffield
Name: Dana Coffield
Title: President and Chief Executive Officer

Crosby Capital, LLC

By:	/s/ Jay Allen Chaffee
Name: Jay Allen Chaffee
Title: President

Exhibit A

Description of Corporate Restructuring

All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Amendment to which this Exhibit A is an exhibit.

1.	Gran Tierra will form a new Cayman corporation, referred to as “CFC 1.” CFC 1 will be a wholly-owned direct subsidiary of Gran Tierra.

2.	CFC 1 will form a new Cayman corporation, referred to as “CFC 2.” CFC 2 will be a wholly-owned direct subsidiary of CFC 1.

3.	CFC 2 will form a new Canadian corporation structured as an Alberta ULC, referred to as “ULC.” ULC will be a wholly-owned direct subsidiary of CFC 2.

4.	Gran Tierra will form a new Delaware limited liability company, referred to as “LLC 1.” LLC 1 will initially be a wholly-owned direct subsidiary of Gran Tierra.

5.
Prior to the time that the Restructuring becomes effective (the “Restructuring Effective Time”), Argosy Energy Corp., a Delaware corporation and general partner in the Partnership (“AEI”), will convert (the “AEI Conversion”) from a Delaware corporation into a newly formed Delaware limited liability company (“AEI LLC”) by simultaneously filing articles of organization and a certificate of conversion with the Secretary of State of Delaware.

a)	Existing stock ownership in AEI will convert to membership interests in AEI LLC on a pro rata basis.

b)	Gran Tierra will own 100% of the outstanding stock of AEI immediately prior to the AEI Conversion and will own 100% of the membership interest in AEI LLC immediately following the AEI Conversion.

c)	There will be executed a Limited Liability Company Agreement providing for the governance of AEI LLC. The sole Member of AEI LLC will be Gran Tierra.

6.
At the Restructuring Effective Time, Gran Tierra will transfer 100% of its ownership interest in the Partnership and 100% of its ownership interest in AEI LLC to LLC 1.  As a result, as of the Restructuring Effective Time:

a)           LLC 1 will hold 100% of the membership interest in AEI LLC.

b)	AEI LLC will continue to be the general partner of the Partnership, holding a .7413% interest therein.

c)	LLC 1 will become the limited partner of the Partnership, holding a 99.2857% interest therein.

d)	LLC 1 will directly or indirectly control 100% of the equity interests in the Partnership.

7.	LLC 1 will create separate LLC 1 series (individually or collectively, the “LLC Series”).

a)	Each Series will have separate rights, powers and duties and will be generally treated as a separate entity under Delaware law.

b)
Each Series will represent rights to one of the nine Colombian Properties, as defined below. Thus, for example, Series 1 may represent rights to the interests in the Santana Block and Series 2 may represent rights to the interests in the Guauyaco block. As such:

i.	Series 1 will have rights, exclusive to other Series, in the assets in the Santana Block and the income derived therefrom.

ii.	No other Series will have a claim of right to the assets of or income derived from the Santana block.

iii.	Liability of Series 1 will be limited to the assets of the Santana block.

c)           There will be a total of nine separate LLC Series created under LLC 1, as follows:

i.	Three LLC Series will be created, each representing one of the three Colombian production properties (the “Colombian Production Properties”), as follows:

•           Santana block – 35% economic interest;

•           Guayuyaco block – 35% economic interest; and

•           Chaza block – 50% economic interest.

ii.
Six additional LLC Series will be created, each representing one of the six Colombian Exploration Properties (the “Colombian Exploration Properties” and together with the Colombian Production Properties, the “Colombian Properties”) as follows:

•	Rio Magdalena – 100% economic interest (currently farming out 60% of economic interest);

•	Talora – 20% economic interest (currently farming out whole interest);

•	Mecaya – 15% economic interest (currently farming out whole interest);

•	Azar – 40% economic interest (currently farming out 50-80% of economic interest);

•	Putumayo West A – Currently under evaluation but if converted to E&E contract, portion to be farmed out; and

•	Putumayo West B – Negotiating E&E contract; portion will be farmed out.

d)	All assets and other rights held in any of the Colombian Properties are the result of contracts to which the Partnership is a party.

i.	The Partnership will continue to be the party to such agreements following the Restructuring Effective Time.

ii.	No assignment or other transfer of any such agreement or rights provided thereunder will occur as a result of the Restructuring.

e)	Collectively, the nine LLC Series will represent ownership of 100% of the interests in the Colombian Properties and thus 100% of the assets of the Partnership.

8.
The partnership agreement of the Partnership will be amended and restated in connection with the Restructuring primarily to cause the Partnership to account separately for each of the nine Colombian Properties related to each of the nine LLC Series.

9.	Each of the LLC Series will enter into an indemnity agreement (the “Indemnity Agreement”).

a)	The parties to the Indemnity Agreement will be each of the nine LLC Series, AEI LLC, and the Partnership.

b)	Under the Indemnity Agreement, each respective LLC Series will indemnify all other LLC Series against judgments or liabilities not related to the assets held by such other LLC Series.

c)	Under the Indemnity Agreement, each of the nine LLC Series will indemnify the Partnership and AEI LLC against losses arising from assets of such LLC Series.

10.	Additionally, the Indemnity Agreement will include a guaranty.

a)
The guarantors will be Gran Tierra and CFC 1 as the members of the Series and each guarantor will guarantee any obligations of any of the LLC Series owned by such guarantor arising from the Indemnity Agreement.

11.	At the Restructuring Effective Time, Gran Tierra will transfer its interests in the three LLC Series related to the three Colombian Production Properties to CFC 1.

a)	The transfer will be made as an additional capital contribution by Gran Tierra to CFC 1, its wholly-owned foreign subsidiary.

b)	No consideration will be received by Gran Tierra in return for such contribution.

c)	The end result of such transfers will be that profits derived from the Colombian Production Properties will be earned by and attributed to a Cayman entity, CFC 1.

d)	Interests in the other six series of LLC 1, attributable to the Colombian Exploration Properties, will be treated as continuing to be held by Gran Tierra.

12.
At the Restructuring Effective Time, Gran Tierra Energy Inc., an Alberta corporation (“GT CAN”) will transfer all management agreements to which GT CAN is a party (but not lease agreements for property and equipment) and all of its employees to ULC.

13.
Gran Tierra will amend its credit facility agreement and related agreements (the “Credit Facility”) with Standard Bank to terminate certain existing pledges created thereunder and to create new pledges granted by newly formed entities to properly reflect the post-Restructuring structure.

14.	In a separate and subsequent action Gran Tierra may assign the Credit Facility to CFC 1.